Exhibit 99.1

Courier Announces Third-Quarter Results

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--August 6, 2014--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing, publishing and content management, today announced results for the quarter ended June 28, 2014, the third quarter of its 2014 fiscal year. Revenues were $67.7 million, up 5% from last year’s third-quarter revenues of $64.1 million. Net income for the quarter was $1.2 million or $.10 per diluted share, versus $1.7 million or $.15 per diluted share in last year’s third quarter.

For the first nine months of fiscal 2014, Courier revenues were $201.9 million, up 6% from $190.7 million in fiscal 2013. Net income for the year to date was $450,000 or $.04 per diluted share, including a second-quarter non-cash impairment charge of $1.9 million or $.16 per diluted share related to Courier’s FastPencil subsidiary and the write-off of an $825,000 receivable following the liquidation of a book distribution customer, also in the second quarter. Excluding the impairment charge and the receivable writeoff, adjusted income for the nine-month period was $2.8 million or $.25 cents per diluted share. For the first nine months of fiscal 2013, the company’s net income was $4.4 million or $.39 per diluted share.

Details of these and other items, including reconciliations of non-GAAP measures to GAAP, can be found in the tables at the end of this release. One such non-GAAP measure is EBITDA (earnings before interest, taxes, depreciation and amortization), an additional indicator of the company’s operating cash flow performance. For the first nine months of fiscal 2014, Courier’s EBITDA, adjusted for the net impairment charge and receivable write-off, was $25.4 million, compared to $25.7 million in the same period last year.

In Courier’s book manufacturing segment, third-quarter sales were up in two of its three principal markets. The largest gain was in the education market, with especially strong sales at the elementary and high school levels. Sales to the religious market were also up, while trade sales were off. For the year to date, sales were up in all three markets. In the company’s publishing segment, while sales were off slightly both for the quarter and for the year to date, the adjusted operating loss was down substantially.

“We had a solid quarter across much of our business despite several factors that constrained our earnings,” said Courier Chairman and Chief Executive Officer James F. Conway III. “Pricing pressures and increasingly tight inventory management on the part of publishers have been facts of life for some time. In addition, this year we bore the non-cash burden of depreciation related to our recent expansion in digital press capacity without reaping the full benefit of that capacity until the latter half of the quarter. A third factor was our investment in FastPencil and the subsequent ramp-up. Over time, we expect all these investments to serve our customers and our company well. Meanwhile, we continue to grow our business with our largest religious customer both in the United States and around the world, as we help them carry out their long-term program of international Scripture distribution.

“In our publishing segment, while sales were down, we continued to trim our operating losses, helped by improved performance at both Dover Publications and Research & Education Association (REA).

“We head into our fourth quarter with a strong order flow for our digital and offset manufacturing facilities in Massachusetts and Indiana.

“Given our performance this quarter and our strong financial condition, on July 24 our Board of Directors declared our regular quarterly dividend of $.21 per share.”

Book manufacturing: textbook season starts slow but gains momentum

Courier’s book manufacturing segment had third-quarter sales of $61.1 million, up 5% from $58.1 million in the same period last year. For fiscal 2014 to date, book manufacturing sales were $182.1 million, up 6% from $171.5 million in the first nine months of fiscal 2013. The segment’s third-quarter operating income was $3.0 million, versus $4.2 million a year ago. On a year-to-date basis, operating income was $7.6 million, versus $11.1 million for the same period last year. Factors affecting 2014 earnings in both the quarter and the year to date include continuing pricing pressures, increased depreciation expense associated with the expansion of digital capacity in advance of the peak textbook season, and costs associated with the company’s investment in FastPencil.

The book manufacturing segment focuses on three markets: education, religious, and specialty trade. Sales to the education market were up 7% in the quarter and up 9% for the year to date, with the largest increase coming from sales of elementary and high school textbooks. Sales to the religious market were up 12% in the third quarter and up 5% for the first nine months of the year, largely driven by growth in sales to our largest religious customer. Sales to the specialty trade market were down 3% in the third quarter, but up 3% for the first nine months of the fiscal year.

“For years we have benefited from taking a long view of opportunities in our major markets,” said Mr. Conway. “Once again this quarter proved us right despite its slow start, as the long-depressed elementary and high school textbook market continued its comeback. With our expanded digital capacity, we are well prepared to meet customers’ evolving needs amidst a continually changing landscape. We head into our fourth quarter with a strong backlog for both digital and offset, as the underlying drivers in the education market continue to be positive.

“Meanwhile, in the religious market, we had an excellent quarter which more than made up for a slower second quarter and put us back on track for the year, in keeping with our long-term relationship with our largest religious customer.”

Publishing: print and electronic working together to reduce losses

Courier’s publishing segment includes three businesses: Dover Publications, a publisher of thousands of titles in dozens of specialty trade markets; Research & Education Association (REA), a publisher of test preparation books and study guides; and Creative Homeowner, a publisher of books on home design, decorating, landscaping and gardening.

Third-quarter revenues for the segment were $8.5 million, down 4% from $8.8 million in last year’s third quarter. Despite this decline, the segment reduced its operating loss to $493,000, from a loss of $889,000 last year. For fiscal 2014 to date, segment sales were $26.6 million, versus $27.3 million for the first nine months of last year, with the shortfall entirely attributable to disruption at Creative Homeowner following the liquidation of its major distributor. The segment’s operating loss through nine months was $2.3 million, or $1.4 million excluding the write-off of the receivable from that distributor.

Within the segment, sales were flat at Dover and REA, but down at Creative Homeowner, a pattern which held true both for the quarter and for the first nine months of the year. Operating results improved at both Dover and REA, with REA showing a profit both for the quarter and for the year to date.

“Our publishing businesses continue to operate with focus and discipline,” said Mr. Conway, “paring back the segment’s operating losses and compensating for a challenging bricks-and-mortar retail environment with good growth in sales to online retailers, as well as electronic products. Dover continues to win new fans with its Creative Haven line of adult coloring books, while REA solidifies its standing as a leader in the test-prep market with a significantly leaner structure. In addition, our growing library of ebooks continues to generate new sales while improving profitability throughout the segment.”

Outlook

“We start our fourth quarter with the expectation of another strong finish to our fiscal year,” said Mr. Conway. “We are being helped by the continued improvement in the economy and, with it, the renewed growth in textbook demand at the elementary and high school levels. We also continue to benefit from our market-leading service offering in customized textbooks for colleges and universities and steady growth with our largest religious customer. At the same time, we expect our publishing segment to continue on its path of managing costs aggressively while staying closely aligned with retailers’ needs and consumers’ interests.

“Overall, we expect fiscal 2014 sales of between $280 million and $289 million, compared to $275 million in fiscal 2013. We expect earnings per diluted share of between $.70 and $.90, excluding the second-quarter impairment charge and receivable write-off, versus fiscal 2013 earnings of $.98 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA as an additional indicator of the company's operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2014, we expect EBITDA to be between $41 million and $45 million, excluding the second-quarter impairment charge and receivable write-off, compared to $42 million in fiscal 2013.

Factors not incorporated into this guidance include the possibility of future impairment or restructuring charges.

About Courier Corporation

Courier Corporation is America’s second largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, Courier is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the Company's financial expectations for fiscal year 2014, including sales, EBITDA and earnings per share. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could affect actual results include, among others, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, increased concentration with a few customers, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets and contingent consideration, performance of investments in unconsolidated subsidiaries and exposure to risks of operating internationally, restructuring and impairment charges required under generally accepted accounting principles, insolvency of key customers or vendors, changes in technology including migration from paper-based books to digital, changes in market growth rates, changes in obligations of multiemployer pension plans and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets, changes in raw material costs and availability, changes in the Company’s labor relations, changes in operating expenses including medical and energy costs, difficulties in the startup of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations and changes in the Company’s effective income tax rate. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	THIRD QUARTER		YEAR TO DATE
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$67,665	$64,143	$201,904	$190,677
Cost of sales	54,335	49,315	159,659	147,845

Gross profit	13,330	14,828	42,245	42,832

Selling and administrative expenses	11,219	11,813	37,989	35,062
Impairment charge, net of reduction in contingent consideration liability (1)	-	-	1,870	-

Operating income	2,111	3,015	2,386	7,770

Interest expense, net	207	325	490	706

Income before taxes	1,904	2,690	1,896	7,064

Income tax provision	731	1,009	1,446	2,627

Net income	$1,173	$1,681	$450	$4,437

Net income per diluted share	$0.10	$0.15	$0.04	$0.39

Cash dividends declared per share	$0.21	$0.21	$0.63	$0.63

Wtd. average diluted shares outstanding	11,470	11,382	11,529	11,415

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$61,121	$58,060	$182,052	$171,460
Publishing	8,462	8,818	26,574	27,305
Elimination of intersegment sales	(1,918)	(2,735)	(6,722)	(8,088)
Total	$67,665	$64,143	$201,904	$190,677

Operating income (loss):
Book Manufacturing	$2,979	$4,245	$7,571	$11,139
Publishing	(493)	(889)	(2,262)	(2,393)
Impairment charge, net (1)	-	-	(1,870)	-
Stock based compensation	(393)	(330)	(1,136)	(1,002)
Intersegment profit	18	(11)	83	26
Total	$2,111	$3,015	$2,386	$7,770

(1) In the second quarter of fiscal 2014, the Company recorded a $4.5 million impairment charge related to FastPencil's goodwill as well as a reduction in the related contingent consideration liability of $2.6 million. Both adjustments are non-cash and not deductible for income tax purposes.

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	THIRD QUARTER		YEAR TO DATE
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$61,121	$58,060	$182,052	$171,460
Cost of sales	50,747	46,209	150,098	138,165

Gross profit	10,374	11,851	31,954	33,295

Selling and administrative expenses	7,395	7,606	24,383	22,156

Operating income	$2,979	$4,245	$7,571	$11,139

PUBLISHING SEGMENT	THIRD QUARTER		YEAR TO DATE
	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

Net sales	$8,462	$8,818	$26,574	$27,305
Cost of sales	5,525	5,831	16,366	17,795

Gross profit	2,937	2,987	10,208	9,510

Selling and administrative expenses	3,430	3,876	12,470	11,903

Operating loss	($493)	($889)	($2,262)	($2,393)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	June 28,	September 28,
ASSETS	2014	2013

Current assets:
Cash and cash equivalents	$4,600	$57
Investments	1,013	1,012
Accounts receivable	34,316	43,837
Inventories	41,911	35,086
Deferred income taxes	4,286	3,954
Other current assets	4,759	2,579
Total current assets	90,885	86,525

Property, plant and equipment, net	85,876	93,051
Goodwill and other intangibles	20,529	25,756
Prepublication costs	6,095	6,717
Deferred income taxes	3,083	2,924
Long-term investments	5,461	500
Other assets	1,204	1,521

Total assets	$213,133	$216,994

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$2,606	$1,125
Accounts payable	13,195	13,699
Accrued taxes	913	3,117
Other current liabilities	16,727	18,033
Total current liabilities	33,441	35,974

Long-term debt	32,436	24,583
Other liabilities	8,327	10,393

Total liabilities	74,204	70,950

Total stockholders' equity	138,929	146,044

Total liabilities and stockholders' equity	$213,133	$216,994

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Nine Months Ended
	June 28,	June 29,
	2014	2013
Operating Activities:
Net income	$450	$4,437
Adjustments to reconcile net income to cash provided from operating activities:
Depreciation and amortization	19,878	17,823
Stock-based compensation	1,136	1,002
Impairment charge	4,500	-
Change in fair value of contingent consideration	(2,185)	125
Deferred income taxes	(491)	514
Changes in other working capital	(3,198)	(2,089)
Other long-term, net	64	(734)

Cash provided from operating activities	20,154	21,078

Investment Activities:
Capital expenditures	(9,365)	(14,461)
Acquisition of business	-	(5,000)
Prepublication costs	(2,143)	(2,598)
Loan receivable and other investments	(4,962)	(686)
Life insurance proceeds	387	-

Cash used for investment activities	(16,083)	(22,745)

Financing Activities:
Long-term debt borrowings, net	9,334	10,673
Cash dividends	(7,270)	(7,244)
Proceeds from stock plans	175	170
Stock repurchases	(1,767)	(1,568)
Other	-	(235)

Cash provided from financing activities	472	1,796

Increase in cash and cash equivalents	$4,543	$129

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) and adjusted EBITDA as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	$450	$4,437
Income tax provision	1,446	2,627
Interest expense, net	490	706
Depreciation and amortization	19,878	17,823
EBITDA	$22,264	$25,593
Impairment charge	4,500	-
Change in fair value of contingent consideration	(2,185)	125
Bad debt provision	825	-
Adjusted EBITDA	$25,404	$25,718

COURIER CORPORATION
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share amounts)

		Nine Months Ended June 28, 2014
		Income	Income		Net Income
		Before	Tax	Net	per Diluted
		Taxes	Provision	Income	Share

GAAP basis measures		$1,896	$1,446	$450	$0.04

Impairment charge, net	(1)	1,870	-	1,870	0.16
Bad-debt provision	(2)	825	317	508	0.04

Non-GAAP measures		$4,591	$1,763	$2,828	$0.25

PUBLISHING SEGMENT			Nine Months Ended June 28, 2014
			GAAP-	Non-	Non-GAAP
			Basis	Recurring	Basis
			Measures	Items (2)	Measures

Net sales			$26,574	($450)	$26,124
Cost of sales			16,366	-	16,366

Gross profit			10,208	(450)	9,758

Selling and administrative expenses			12,470	(1,275)	11,195

Operating loss			($2,262)	$825	($1,437)

(1) In the second quarter of fiscal 2014, the Company recorded a $4.5 million impairment charge related to FastPencil's goodwill as well as a reduction in the related contingent consideration liability of $2.6 million. Both adjustments are non-cash and not deductible for income tax purposes.

(2) In the second quarter of fiscal 2014, the Company recorded a bad debt provision of $1.3 million related to Creative Homeowner's primary distributor as well as a reduction in the related sales returns reserve of $0.5 million, resulting in a net reduction in operating income of $0.8 million.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com